                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): June 30, 1999
                                                          -------------


                        WEBB INTERACTIVE SERVICES, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


                                   Colorado
             ----------------------------------------------------
                (State or other jurisdiction of incorporation)



         0-28462                                        84-1293864
         -------                                        ----------
(Commission File Number)                    (IRS Employer Identification No.)



  1800 Glenarm Place, Suite 700, Denver, CO             80202
-------------------------------------------             -----
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:           (303) 296-9200
                                                              --------------



                          ONLINE SYSTEM SERVICES, INC.
                          ----------------------------
          (Former name or former address, if changed since last report)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

         (1) Audited financial statements of Durand Communications, Inc. for the year ended December 31, 1998.*

         (2) Audited financial statements for the years ended December 31, 1997 and 1996. (1)

     (b) Pro Forma Financial Information.

         Pro forma combined financial information relative to the acquisition.*

     (c) Exhibits:

         2.1 Agreement and Plan of Merger dated March 19, 1998 among Webb Interactive Services, Inc., Durand Acquisition Corporation and Durand Communications, Inc. (2)

--------------
 *   Filed herewith.
(1) Filed with our original current report on Form 8-K, filed July 15, 1999, Commission File No. 0-28462.
(2) Filed with the Form 10-KSB Annual Report for the year ended December 31, 1997, Commission File No. 0-28462.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 13, 1999             WEBB INTERACTIVE SERVICES, INC.



                                          By     /s/ Lindley S. Branson
                                              ----------------------------
                                              Lindley S. Branson

                                        Its:  Executive Vice-President/
                                               General Counsel

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                   Durand Communications, Inc. and Subsidiary

                                                                        Page No.
                                                                        --------
Independent Auditors' Report                                               F-2

Consolidated Balance Sheets
     December 31, 1998 and 1997                                            F-3

Consolidated Statements of Operations
     Years ended December 31, 1998 and 1997                                F-5

Consolidated Statements of Changes in Stockholders'
     Deficit - Years ended December 31, 1998 and 1997                      F-6

Consolidated Statements of Cash Flow
     Years ended December 31, 1998 and 1997                                F-9

Notes to Consolidated Financial Statements
     for the years ended December 31, 1998 and 1997                        F-11

                          Independent Auditors' Report



The Board of Directors
Durand Communications, Inc.:

We have audited the accompanying consolidated balance sheets of Durand Communications, Inc. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Durand Communications, Inc. and subsidiary as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficiencies which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP
Los Angeles, California
March 10, 1999

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1998 and 1997

                                     Assets                                                1998                 1997
                                                                                     ------------------   ------------------
Current assets:
     Cash                                                                         $         46,416               86,137
     Accounts receivable, net of allowance for doubtful accounts of
        $13,987 at December 31, 1998                                                         4,034                   --
     Other current assets                                                                   26,296               10,637
                                                                                     ------------------   ------------------

                   Total current assets                                                     76,746               96,774

Property and equipment, net (notes 2 and 4)                                                 53,307               89,083
Goodwill, net (note 1)                                                                     423,009                   --
Intangible assets, net (note 3)                                                             27,589               50,783
                                                                                     ------------------   ------------------

                                                                                  $        580,651              236,640
                                                                                     ==================   ==================

                      Liabilities and Stockholders' Deficit

Current liabilities:
     Current portion of convertible debentures (note 4)                           $        380,750              727,218
     Current portion of long-term debt and capital leases (note 4)                          80,433               80,189
     Accounts payable                                                                      516,966              423,521
     Accrued expenses                                                                      155,139              189,110
     Deferred revenue                                                                       13,345                   --
     Notes payable to related parties (note 5)                                             911,879               87,549
                                                                                     ------------------   ------------------

                   Total current liabilities                                             2,058,512            1,507,587

Convertible debentures, less current portion (note 4)                                           --              385,853
Long-term debt and capital leases, less current portion (note 4)                            14,687               34,686
Other liabilities                                                                               --               23,035
                                                                                     ------------------   ------------------

                   Total liabilities                                                     2,073,199            1,951,161
                                                                                     ------------------   ------------------

Stockholders' deficit (notes 4, 7, 8 and 9):
     Common stock, no par value.  Authorized 25,000,000 shares;
        issued and outstanding 388,475 and 309,152 shares at
        December 31, 1998 and 1997, respectively                                         6,909,799            5,123,666
     Treasury stock, 50 shares at December 31, 1998 and 1997                                (5,000)              (5,000)
     Accumulated deficit                                                                (8,397,347)          (6,833,187)
                                                                                     ------------------   ------------------

                   Total stockholders' deficit                                          (1,492,548)          (1,714,521)

Commitments and contingencies (note 6)
                                                                                     ------------------   ------------------

                                                                                  $        580,651              236,640
                                                                                     ==================   ==================

See accompanying notes to consolidated financial statements.

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

                      Consolidated Statements of Operations

                     Years ended December 31, 1998 and 1997

                                                                                            1998                 1997
                                                                                      ------------------   -----------------
Revenues (note 1):
     Product revenue                                                               $         26,122              37,514
     Service revenue                                                                        787,400              13,014
     License revenue                                                                             --              13,180
                                                                                      ------------------   -----------------

                 Total revenues                                                             813,522              63,708
                                                                                      ------------------   -----------------

Costs and expenses:
     Costs of product revenues                                                                7,652               2,727
     Costs of service revenues                                                              379,791               9,119
     Research and development                                                               897,655           1,590,274
     Selling, general and administrative                                                    837,091           1,077,207
                                                                                      ------------------   -----------------

                 Total costs and expenses                                                 2,122,189           2,679,327
                                                                                      ------------------   -----------------

                 Loss from operations                                                    (1,308,667)         (2,615,619)

Interest expense, including debt conversion costs                                          (262,551)           (428,778)
Other income, net                                                                             7,058              24,452
                                                                                      ------------------   -----------------

                 Net loss                                                          $     (1,564,160)         (3,019,945)
                                                                                      ==================   =================

Basic and diluted loss per share                                                   $          (4.09)             (11.04)
                                                                                      ==================   =================

Weighted average shares outstanding                                                         382,418             273,587
                                                                                      ==================   =================

See accompanying notes to consolidated financial statements.

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

           Consolidated Statements of Changes in Stockholders' Deficit

                     Years ended December 31, 1998 and 1997


                                           Common stock              Treasury stock                               Total
                                    ---------------------------  ------------------------    Accumulated      stockholders'
                                      Shares        Amount        Shares       Amount          deficit           deficit
                                    ------------ --------------  ----------  ------------  ----------------  -----------------
Balance at December 31, 1996        249,451      3,412,544          50     $  (5,000)       (3,813,242)      $   (405,698)

Sale of common stock, net (note      44,272        883,765          --            --                --            883,765
7)

Conversion of debt to common          9,934        462,882          --            --                --            462,882
stock

Common stock issued as dividends      5,495             --          --            --                --                 --
(note 7)

Warrants issued with convertible         --        106,185          --            --                --            106,185
debt

Options issued to settle                 --         18,600          --            --                --             18,600
compensation expense

Capital contribution to settle
compensation
   expense                               --         83,032          --            --                --             83,032

Stock option compensation (note          --        156,658          --            --                --            156,658
9)

Net loss                                 --             --          --            --        (3,019,945)        (3,019,945)
                                    ------------ --------------  ----------  ------------  ----------------  -----------------

Balance at December 31, 1997        309,152      5,123,666          50        (5,000)       (6,833,187)        (1,714,521)

Sale of common stock (note 7)         2,857        100,000          --            --                --            100,000

Conversion of debt to common         39,664        912,267          --            --                --            912,267
stock (note 4)

Common stock issued in business
acquisition
   (note 1)                          20,253        506,325          --            --                --            506,325

Common stock issued for stock
and debt issuance
   costs (note 7)                     2,000         46,000          --            --                --             46,000

Common stock issued as dividends     14,549             --          --            --                --                 --
(note 7)

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

                     Years ended December 31, 1998 and 1997

Warrants issued for services             --         57,301          --            --                --             57,301
(note 8)

Warrants issued to extend                --         58,430          --            --                --             58,430
convertible debt (note 8)

Capital contribution to settle
compensation
   expense (note 7)                      --         80,500          --            --                --             80,500

Stock option compensation (note 9)       --         25,310          --            --                --             25,310

Net loss                                 --             --          --            --        (1,564,160)        (1,564,160)
                                  ------------   -----------     --------    ---------     -------------     --------------

Balance at December 31, 1998        388,475      6,909,799          50      $ (5,000)       (8,397,347)        (1,492,548)
                                  ============   ===========     ========    =========     =============     ==============

See accompanying notes to consolidated financial statements.

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flow

                     Years ended December 31, 1998 and 1997


                                                                                           1998                 1997
                                                                                     ------------------   ------------------
Cash flows from operating activities:
     Net loss                                                                    $      (1,564,160)          (3,019,945)
     Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation and amortization                                                   275,748               73,054
           Loss on sale of property and equipment                                              455                   --
           Warrants issued for services                                                     57,301                   --
           Interest expense related to warrants issued with convertible
                debt                                                                       125,981               57,779
           Induced debt conversion costs                                                        --              182,945
           Compensation costs settled with stock                                            80,500                   --
           Compensation costs settled with options                                              --               18,600
           Compensation costs settled with warrants                                             --               83,032
           Stock option compensation                                                        25,310              156,658
           Changes in assets and liabilities, net of effects of acquisition:
                Accounts receivable                                                         41,286                4,000
                Other current assets                                                        13,331               (2,192)
                Accounts payable and accrued expenses                                     (210,287)             290,710
                Deferred revenue                                                           (31,811)                  --
                Other liabilities                                                           24,360                   --
                                                                                     ------------------   ------------------

                        Net cash used in operating activities                           (1,161,986)          (2,155,359)
                                                                                     ------------------   ------------------

Cash flows used in investing activities:
     Cash acquired in business combination                                                 148,370                    --
     Proceeds from sale of property and equipment                                            1,500                    --
     Purchase of property and equipment                                                     (9,179)             (13,958)
     Purchase of intangible assets                                                               --              (54,213)
                                                                                     ------------------   ------------------

                        Net cash provided by (used in) investing activities                140,691              (68,171)
                                                                                     ------------------   ------------------

Cash flows from financing activities:
     Repayment of long-term debt and capital leases                                        (19,756)             (29,129)
     Repayment of notes payable to related party                                           (11,154)                  --
     Repayment of convertible debentures                                                        --             (220,000)
     Proceeds from issuance of common stock                                                100,000              904,925
     Proceeds from issuance of convertible debentures                                       65,000            1,480,624
     Proceeds from issuance of notes payable to related party                              847,484                   --
     Proceeds from issuance of long-term debt                                                   --              147,549
                                                                                     ------------------   ------------------

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

                     Years ended December 31, 1998 and 1997

                                                                                           1998                 1997
                                                                                     ------------------   ------------------
                        Net cash provided by financing activities                          981,574            2,283,969
                                                                                     ------------------   ------------------

                        Net increase (decrease) in cash                                    (39,721)              60,439

Cash at beginning of year                                                                   86,137               25,698
                                                                                     ------------------   ------------------

Cash at end of year                                                              $          46,416               86,137
                                                                                     ==================   ==================

Supplemental disclosure of cash flow information:
     Cash paid for:
        Interest                                                                 $         33,020                 5,064
        State income taxes                                                                  1,900                 2,400
                                                                                    ==================   ===================

Supplemental schedule of noncash activities:
     Stock issued to settle accounts payable                                     $         46,000                    --
     Conversion of debt to equity                                                         912,267               279,938
     Property and equipment returned and liability canceled                                 2,279                    --
     Warrants issued with convertible debt                                                 58,430                48,406
     Common stock issued in business combination                                          506,325                    --
     Accrued convertible debt discount costs to be settled with stock                          --                19,147
     Capital lease obligations incurred in purchasing equipment                                --                37,901
     Accrued stock issuance costs to be settled with stock                                     --                21,160
                                                                                    ==================   ===================

See accompanying notes to consolidated financial statements.

                   DURAND COMMUNICATIONS, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997



(1)    Summary of Significant Accounting Policies

       (a)    Nature of Operations

              Durand Communications, Inc. was incorporated in the state of California in August 1993 and commenced operations in December 1993 for the purpose of marketing intranet and internet working tools, applications and services for use by the on-line community. The Company commenced marketing its newest product, Community Ware Internet services and tools program, in March 1997. The Company's target markets are businesses, associations, schools, educational organizations and social organizations which may benefit from using the Internet and "on-line community" to facilitate and promote communications, information sharing and commerce amongst various groups (each an on-line community).

              On January 1, 1998, the Company acquired the assets and liabilities of CompuLearning Systems (d/b/a Electronic University Network (EUN)), a Florida C Corporation which offers accredited college and university courses and services on-line, in exchange for 20,253 shares of common stock valued at $506,325. The acquisition of these assets and liabilities was recorded using the purchase method of accounting whereby the consideration paid was allocated based on the relative fair values of the assets and liabilities acquired with the excess consideration of $646,513 recorded as goodwill. The results of operations of EUN are included in the Company's operating results from the date of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation. Unaudited pro forma results of operations for 1997 are presented below as if the acquisition of EUN occurred on January 1, 1997:

                    Total revenues                        $           740,739
                    Total costs and expenses                        3,247,792
                    Total loss from operations                     (2,507,053)
                    Net loss                                       (2,867,973)
                    Net loss per share                                  (9.76)
                                                             ===================


              In February 1998, the Board of Directors approved the acquisition of the Company by Online System Services, Inc. (OSS). The acquisition was not completed as of December 31, 1998, but is expected to close during the second quarter of 1999. OSS plans to acquire 100% of the outstanding stock of Durand Communications, Inc. in exchange for 955,649 shares of OSS common stock.

       (b)    Going Concern

              The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had working capital and stockholders' deficiencies of $1,981,766 and $1,492,548 as of December 31, 1998, respectively, and incurred a net loss of $1,564,160 and $3,019,945 during the years ended December 31, 1998 and 1997, respectively. The Company has historically relied upon private placements of its stock and issuance of debt to generate funds to meet its operating needs. Beginning in 1998, OSS became the Company's primary source of financing to fund operations. The Company expects to continue to receive funds from OSS to finance operations during 1999 until the merger is completed. However, there are no guarantees that the planned merger will be consummated. Additionally, the Company has not secured separate financing in the event that the merger is not consummated. Therefore, there are no assurances that financing will be available when and as needed to satisfy current obligations.

       (c)    Revenue Recognition

              Service revenue primarily consists of contract services provided to OSS, which is recognized as earned, and course sales, which are recognized upon commencement of the course. The Company recognizes revenue from product sales upon shipment to the customer. The license revenues are recognized when earned, in accordance with the contractual provisions.

              Contract services provided to OSS aggregated $553,000 in 1998.

       (d)    Goodwill

              Goodwill, which represents the excess of purchase price over fair value of net liabilities acquired, is amortized on a straight-line basis over the expected periods to be benefited, three years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       (e)    Intangible Assets

              Intangible assets consist of capitalized trademark expenses, organizational expenses and software license fees, which are amortized on a straight-line basis over their estimated useful lives as follows:

                    Trademark                             3 years
                    Organizational costs                  5 years
                    Software license fees                 1 to 5 years


       (f)    Property and Equipment

              Property and equipment are stated at cost. Equipment under capital lease is stated at the present value of the minimum lease payments.

              Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets as follows:

                    Computers and office equipment        3 to 5 years
                    Furniture and fixtures                7 years


              Property and equipment held under capital lease are amortized straight line over the estimated useful life of the asset.

       (g)    Research and Development and Advertising

              Research and development and advertising costs are expensed as incurred.

       (h)    Computer Software Costs

              Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company is to capitalize certain software development costs and production costs once technological feasibility has been achieved. Software development costs incurred prior to achieving technological feasibility are expensed as incurred. Technological feasibility of the Company's products is generally established at the beta phase. Costs incurred subsequent to achieving technological feasibility have historically been minor and, accordingly, have not been capitalized.

       (i)    Income Taxes

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (j)    Impairment of Long-Lived Assets and
              Long-Lived Assets to Be Disposed Of

              The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (k)    Stock Option Plan

              The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

       (l)    Reporting of Comprehensive Income

              The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130), on January 1, 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. The Company does not have any components of other comprehensive income. Therefore, comprehensive income (loss) is the same as net loss in 1998 and 1997.

       (m)    Business Segments and Related Information

              The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No.
              131), on January 1, 1998. SFAS No. 131
              establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to stockholders. Is also establishes standards for related disclosure about products and services, geographic areas and major customers. Prior to the acquisition of EUN in January 1998, the Company had one operating segment, services related to intranet and internet on-line communities. Subsequent to the acquisition of EUN, the Company began providing on-line college and university courses and related services.

       (n)    Use of Estimates

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of assets and liabilities at the balance sheet date and the reporting of revenues and expenses during the reporting periods to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (o)    Loss Per share

              On December 31, 1997, the Company retroactively adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) which replaces the presentation of primary and fully diluted earnings (loss) per share with a presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per shared reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings (loss) per share is computed similarly to fully diluted earnings (loss) per share pursuant to Accounting Principles Board (APB) Opinion No. 15. The following table presents contingently issuable shares, options and warrants to purchase shares of common stock that were outstanding during 1998 and 1997 which were not included in the computation of diluted loss per share because the impact would have been antidilutive.

                                            1998                   1997
                                     -------------------    -------------------

                  Options         $            34,054                 35,104
                  Warrants                     59,762                 28,671
                                     ===================    ===================


(2)    Property and Equipment

       Property and equipment balances, recorded at cost, at December 31, 1998 and 1997 are summarized as follows:

                                                                          1998                   1997
                                                                   -------------------    -------------------
      Computers and office equipment                            $           225,779                228,065
      Furniture and fixtures                                                 27,943                 11,233
                                                                   -------------------    -------------------

                                                                            253,722                239,298
      Less accumulated depreciation and amortization                       (200,415)              (150,215)
                                                                   -------------------    -------------------

                                                                $            53,307                 89,083
                                                                   ===================    ===================

       At December 31, 1998 and 1997, the amount of computer equipment under capital lease included in property and equipment was $74,679. The related accumulated amortization of equipment under capital lease was $40,490 and $28,153 at December 31, 1998 and 1997, respectively.

(3)    Intangible Assets

       Intangible asset balances at December 31, 1998 and 1997 are summarized as follows:

                                                                         1998                   1997
                                                                  -------------------     -------------------
      Software licenses                                         $            65,613                 65,613
      Organizational costs                                                   10,343                 10,343
      Trademark                                                               1,874                  1,874
                                                                   -------------------    -------------------

                                                                             77,830                 77,830
      Less accumulated amortization                                         (50,241)               (27,047)
                                                                   -------------------    -------------------

                                                                $            27,589                 50,783
                                                                   ===================    ===================

       The Company records software licenses at the respective cost to acquire the license. Legal fees incurred during the incorporation of the Company and to acquire the MindWire NT(R) trademark have been capitalized as organizational costs and trademark, respectively. Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities," effective for financial statements for fiscal years beginning after December 15, 1998, requires costs of start-up activities and organization costs to be expensed as incurred. Since organizational costs were fully amortized as of December 31, 1998, there would be no impact on net income (loss) or on the related per share amounts upon adoption by the Company. In July 1997, the Company acquired all of the assets of Electric Minds, including the trademarks, application and systems content, for $54,213. The intangible assets acquired from Electric Minds are included in software licenses at December 31, 1998 and 1997.


(4)    Convertible Debentures, Long-Term Debt and Capital Lease Obligations

       Convertible debentures consist of the following:

                                                                                                  December 31
                                                                                   ------------------------------------------
                                                                                          1998                   1997
                                                                                   --------------------   -------------------
      9.5% to 12% convertible debentures, principal and interest payable on demand, convertible into common stock at holder's option at a price determined by the first closing of the Company's next private placement equity financing
      14%  convertible debentures, payable on demand, interest payable monthly  $           380,750                 888,071
           and convertible into common stock at holders' option at a price determined by the first closing of the Company's next private
           placement equity financing                                                             --                225,000
                                                                                   --------------------   -------------------

                                                                                            380,750              1,113,071
      Less current portion                                                                  380,750                727,218
                                                                                   --------------------   -------------------
                                                                                $                --                385,853
                                                                                   ====================   ===================

       Long-term debt and capital lease obligations consist of the following:

                                                                                                  December 31
                                                                                   ------------------------------------------
                                                                                          1998                   1997
                                                                                   --------------------   -------------------
      Capital lease obligations, secured by equipment, interest rates ranging from 14% to 16.8%, interest and principal payable in monthly
          installments of $1,829 through September 2000                         $            27,522                 44,718
      10% notes payable, accrued interest and principal payable on demand
                                                                                             60,000                 60,000
      14.55% notes payable, secured by equipment, interest and principal payment of $350, payable monthly through December 2000
                                                                                              7,598                 10,157
                                                                                   --------------------   -------------------

                                                                                             95,120                114,875
      Less current portion                                                                   80,433                 80,189
                                                                                   --------------------   -------------------

                                                                                $            14,687                 34,686
                                                                                   ====================   ===================


       Aggregate maturities of long-term debt and capital lease obligations for each of the years subsequent to December 31, 1998 are as follows:

                                                               Capital lease         Long-term debt
                                                                obligation                                      Total
                                                            --------------------   --------------------   -------------------
      Year ending December 31:
          1999                                           $            19,980                 63,523                 83,503
          2000                                                        11,370                  4,075                 15,445
                                                            --------------------   --------------------   -------------------

                    Total maturities                                  31,350    $            67,598                 98,948
                                                                                   ====================   ===================

          Less amounts representing interest                           3,828
                                                            --------------------

                    Present value of minimum lease
                      payments                                        27,522

          Less current installments of obligations
            under capital leases                                      16,910
                                                            --------------------

                    Obligations under capital leases,
                      excluding current installments
                                                         $            10,612
                                                            ====================

       For the years ended December 31, 1998 and 1997, interest expense relating to convertible debentures and notes payable aggregated $116,789 and $41,177, respectively.

       During 1997, the Company issued $180,000 of 12% convertible debentures which were convertible into common stock of the Company at $85.60 per share or the Company's next private placement value. In December 1997, the conversion price was reduced to $20.00 per share as a condition of an agreement to raise equity financing from the holder. As a result, the Company recorded the fair value of the incremental additional shares issued upon conversion of $182,944, which is included in

       "interest expense" in the accompanying consolidated statement of operations for 1997. The $180,000, 12% convertible debentures were converted into 9,000 shares of common stock in December 1997. Additionally, $100,000 of 12% convertible debentures were converted into 934 shares of common stock, net of related fees, in 1997.

       During 1998, the Company issued $65,000 of convertible debentures bearing interest, payable monthly, at 9.5% with principal payable in full on October 6, 1998. All principal and interest past due bear interest at a penalty rate of 18%. As of December 31, 1998, the principal balance remained outstanding. In February 1998, $912,267 of 10%, 12% and 14% convertible debentures were converted into 39,664 shares of common stock.

(5)    Notes Payable to Related Parties

       In February 1997, the Company issued a $110,000 10% note payable to a company which is owned by certain stockholders of the Company. The note is payable upon demand and $64,395 was outstanding at December 31, 1998 and 1997. In December 1997, the Company issued a $11,154, 9.5% note payable to a former employee of the Company under a severance agreement which was fully repaid in May 1998. Also in December 1997, the Company issued a $12,000 10% note payable due May 11, 1998 to CompuLearning Systems (d/b/a Electronic University Network), which the Company acquired in January 1998. This note was eliminated in consolidation in 1998.

       On March 2, 1998, OSS agreed to loan the Company up to $1,500,000, due September 9, 1999, bearing interest at a rate of 10% per annum. Further, the entities have agreed that all contract services provided by the Company to OSS will be applied against total borrowings and accrued interest. As of December 31, 1998, the Company had outstanding net borrowings from OSS of $847,484.

(6)    Operating Leases

       The Company has a noncancelable operating lease for its main office space through March 31, 1999 with a monthly payment of $5,050 or $15,150 through the end of the lease.

       Rent expense amounted to $73,340 and $77,935 during the years ended December 31, 1998 and 1997, respectively.

(7)    Stockholders' Equity

       During the years ended December 31, 1998 and 1997, the Company sold 2,857 and 43,468 shares of common stock, respectively, through private placement offerings which generated proceeds of $100,000 and $904,925, respectively. In February 1998, the Company issued 3,000 warrants to purchase an equivalent number of shares of common stock as payment for stock issuance costs. The Company issued 804 shares of common stock as payment for stock issuance costs related to the 1997 private placements.

       On February 2, 1998, the Company issued 3,500 shares of common stock to certain individuals affiliated with the Company for their contributions and efforts made for the Company. The shares were given to the employees from shares owned by the president of the Company. As a result, $80,500 was recognized as a charge to earnings and a capital contribution from the president of the Company based upon the estimated market value of the stock on the date of issuance.

       On March 25, 1997, the Company issued 776 shares of common stock to a founder and former employee of the Company as part of a severance package. The shares were given to the employee from the shares owned by the president of the Company. As a result, $83,032 was recognized as a charge to earnings and a capital contribution from the president of the Company based upon the estimated market value of the stock on the date of issuance.

       The Company has an agreement with two stockholders, whereby their original stock purchase agreements contain price protection provisions. The Company was required to distribute 14,549 additional shares to these stockholders under these price protection provisions in 1998. The Company has an agreement with two directors, whereby their original stock purchase agreement contains certain antidilution provisions. Common stock is issued in the form of a stock dividend under these antidilution provisions. As a result, the Company issued 5,495 shares of common stock as dividends to the directors during 1997.

       The Company issued 2,000 shares of common stock in February 1998, at an estimated market price of $23 per share, as payment of costs of raising capital in 1997. As of December 31, 1997, the Company accrued the value of the shares to be issued and allocated the fair value of the shares pro rata among the debt and equity raised. As a result, $21,160 was recorded as stock issuance costs, $19,147 as a discount of convertible debt and $5,693 as interest expense in 1997. During 1998, the discount of convertible debt of $19,147 was recorded as interest expense.

(8)    Warrants

       In June 1997, the Company granted 1,580 options and 3,271 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $180,000 of 12% convertible debentures. The options are exercisable at $58.85 per share, 1,168 of the warrants are exercisable at $107 per share and 2,103 of the warrants are exercisable at $85.60 per share until June 19, 1999. The fair value of the options and warrants on the date of grant was estimated to be $0 using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6.04%; and an expected life of two years. On December 26, 1997, as part of an agreement to raise equity financing, the Company repriced the options and warrants to $25 per share, the then current market value, and issued an additional 5,500 warrants to purchase an equivalent number of shares of common stock exercisable at $25 per share. The debentures were converted into common stock in December 1997 and the related fair value of the options and warrants was recorded as stock issuance costs. The weighted average fair value of the options and warrants on December 26, 1997 was estimated to be $3.40 per option/warrant using the minimum value option-pricing model with the following weighted average assumptions: dividend yield of 0%; risk-free interest rate of 6.04% and an expected life of 4.9 years. The fair value of the repriced options and warrants and additional 5,500 warrants granted of $35,424 was recorded as stock issuance costs in the accompanying consolidated financial statements.

       On August 12, 1997, the Company granted 1,500 warrants to a founder and former employee to purchase an equivalent number of shares of common stock in connection with a severance agreement. The warrants are exercisable at $15 per share until August 12, 2000. The fair value of the warrants on the date of grant was estimated to be $12.40 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.90% and an expected life of three years. As a result, the Company recognized $18,600 of compensation expense during the year ended December 31, 1997 related to these warrants.

       On September 8, 1997, the Company granted 4,000 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $220,000 of 14% promissory notes payable. The warrants are exercisable at $16.25 per share until September 7, 2004. The fair value of the warrants on the date of grant was estimated to be $14.32 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6.08% and an expected life of seven years. The debt was repaid in 1997 and the Company recognized $48,097 of interest expense related to the warrants during the year ended December 31, 1997.

       During December 1997, the Company granted 11,400 warrants to purchase an equivalent number of shares of common stock in connection with the placement of $285,000 of 9.5% convertible debentures. The warrants are exercisable at $25.00 per share until December 2002. The fair value of the warrants on the date of grant was estimated to be $6.40 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 6% and an expected life of five years. As a result, the Company recognized an additional $9,136 of related interest expense during the year ended December 31, 1997 and had an unamortized convertible debt discount of $48,406 at December 31, 1997 which was recognized as interest expense during the year ended December 31, 1998.

       On January 1, 1998, the Company granted 11,000 warrants to purchase an equivalent number of shares of common stock as settlement of obligations regarding the termination of a 1997 financing agreement. The warrants are exercisable at $25.00 per share until January 1, 2001. The fair value of the warrants on the date of grant was estimated to be $3.82 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.61% and an expected life of three years. As a result, the Company recognized $42,053 of compensation expense during the year ended December 31, 1997 related to these warrants.

       On January 27, 1998, the Company granted 1,500 warrants to purchase an equivalent number of shares of common stock as payment of consulting services. The warrants are exercisable at $25.00 per share until January 27, 2000. The fair value of the warrants on the date of grant was estimated to be $2.55 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.46% and an expected life of two years. As no financing was obtained from these efforts, the Company recognized $3,825 of compensation expense during the year ended December 31, 1998 related to these warrants.

       On March 19, 1998, the Company granted 1,591 warrants to purchase an equivalent number of shares of common stock as payment of finders' fee for the OSS merger. The warrants are exercisable at $22.00 per share until March 19, 2003. The fair value of the warrants on the date of grant was estimated to be $7.18 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.44% and an expected life of five years. The Company recognized $11,423 of merger costs during the year ended December 31, 1998 related to these warrants which are included in general and administrative expenses in the accompanying consolidated statement of operations.

       On June 6, 1998, the Company granted 14,000 warrants to purchase an equivalent number of shares of common stock to extend the maturity dates of $350,000 of 9.5% convertible debentures from June 9, 1998 to October 6, 1998. The warrants are exercisable at $25.00 per share until June 6, 2003. The fair value of the warrants on the date of grant was estimated to be $5.01 for each warrant using the minimum value option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.57% and an expected life of five years. As a result, the Company recognized $58,430 of interest expense during the year ended December 31, 1998.

(9)    Stock Options

       In August 1996, the Board of Directors adopted the 1996 Limited Stock Option Plan and the 1996 Stock Option Plan (the Plans) which reserved 8,200 and 9,800 shares of the Company's common stock, respectively, for issuance to directors, officers, employees and consultants as stock awards or as stock options. During 1998 and 1997, 3,000 and 800 stock options and 5,100 and 6,000 stock options were granted under the respective Plans, respectively, at an exercise price below the estimated market price of the Company's stock on date of grant. Stock options forfeited during 1998 were 1,600 and 2,000 under the respective Plans. There were no forfeited stock options during 1997. As a result, $25,310 and $45,050 of compensation expense was recognized for the years ended December 31, 1998 and 1997, respectively, using the intrinsic-value method. At December 31, 1998 and 1997, unamortized compensation expense related to these option grants was $12,640 and $28,450, respectively.

       The weighted average fair value of stock options granted during 1997 was $14.85 per share on the date of grant using the minimum value option-pricing model with the following weighted average assumptions: expected dividend yield of 0%; risk-free interest rate of 6.03% and an expected life of approximately ten years.

       The weighted average fair value of stock options granted during 1998 was $15.63 per share on the date of grant using the minimum value option-pricing model with the following weighted average assumptions: expected dividend yield of 0%, risk-free interest rate of 5.63% and an expected life of approximately ten years.

       The Company applies APB Opinion No. 25 in accounting for stock options granted to employees and directors. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                       1998                  1997
                                                -------------------   --------------------
      Net loss - as reported                 $        (1,564,160)           (3,019,945)
      Net loss - pro forma                            (1,597,104)           (3,231,594)
                                                ===================   ====================

       The following is a summary of stock option activity:

                                                                                    Weighted average
                                                              Number of shares       exercise price
                                                             -------------------   --------------------
      Balance at December 31, 1996                                     17,180      $       49.04

      Granted                                                          26,100              22.52
      Canceled                                                         (8,176)             64.00
                                                             -------------------

      Balance at December 31, 1997                                     35,104              21.70

      Granted                                                           3,800              16.32
      Canceled                                                         (4,850)             24.02
                                                             -------------------

      Balance at December 31, 1998                                     34,054              20.76
                                                             ===================   ====================

       The following table summarizes information about shares under option at December 31, 1998:

                                                    Weighted
                                                    average
              Range of                             remaining           Weighted                              Weighted
              exercise            Number          contractual          average             Number            average
               prices          outstanding            life          exercise price      exercisable       exercise price
           ---------------    ---------------    ---------------    ---------------    ---------------    ---------------
       $   10.59-15.00              10,750             7.64      $       13.26                9,314    $       12.99

           21.25-25.00              23,304             5.09              24.23               21,096            24.54
                              ---------------                                          ---------------

                                    34,054                               20.76               30,410            21.00
                              ===============                       ===============    ===============    ===============

(10)   Income Taxes

       Income tax expense for the years ended December 31, 1998 and 1997 represents the California state minimum franchise tax of $1,600 and $2,400, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

       The Company has no items which give rise to deferred tax assets or liabilities other than potential future benefits from tax loss and credit carryforwards. Management has determined that it is more likely than not that any potential benefit from these tax loss carryforwards will not be realized through anticipated profitable operations. Such potential future benefits have been fully reserved.

       As of December 31, 1998, the Company has approximately $6,228,351 of net operating loss carryforwards and $297,995 tax credit carryforwards available for Federal and state income tax purposes, respectively, which expire in 1999 through 2018. The ultimate realization of the net operating loss carryforwards may be limited by Section 382 of the Internal Revenue Code in the event of a change of control.

(11)   Segment Reporting

       Prior to the acquisition of EUN in January 1998, the Company had one operating segment, services related to intranet and internet on-line communities provided by Durand. Subsequent to the acquisition of EUN, the Company began providing on-line college and university courses and related services.

       The following table presents information about reported segment revenues, losses, other operating activities and segment assets as of and for the year ended December 31, 1998:

                                                                                                       Consolidated
                                                             Durand                  EUN                   total
                                                       -------------------    -------------------   --------------------
      Revenues from external customers              $           570,468                243,054               813,522

      Interest income                                                --                  1,473                 1,473

      Interest expense                                         (264,024)                    --              (264,024)

      Depreciation and amortization                             275,420                    328               275,748

      Net loss                                               (1,261,869)              (302,291)           (1,564,160)

      Segment assets                                            624,521                485,455             1,109,976

      Expenditures for segment assets                            (9,179)                    --                (9,179)
                                                       ===================    ===================   ====================


       The following is a reconciliation of reportable segment assets to the Company's consolidated total assets:

           Total assets for reportable segments     $         1,109,976

           Corporate eliminations                              (529,325)
                                                       -------------------

               Consolidated total assets            $           580,651
                                                       ===================

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Basis of Presentation                                                                                                     F-22
Unaudited Condensed Pro Forma Statement of Operations for the year ended December 31, 1998                                F-23
Unaudited Condensed Pro Forma Statement of Operations for the six months ended June 30, 1999                              F-24
Notes to Unaudited Condensed Pro Forma Financial Information                                                              F-25

Basis of Presentation

         The following unaudited condensed pro forma combined financial statements give effect to the acquisition by Webb Interactive Services, Inc. ("WEBB") of all of the outstanding stock of Durand Communications, Inc. ("DCI"). This acquisition was accounted for using the purchase method of accounting. These statements are based on the historical financial statements of WEBB and DCI and assumptions set forth below and in the notes to the unaudited condensed pro forma combined financial statements. The unaudited condensed pro forma combined statements of operations give effect to the DCI acquisition as if it had occurred on January 1, 1998. The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the estimates regarding allocation of the purchase price of the DCI are not expected to materially differ from the final adjustments. The unaudited condensed pro forma combined financial data presented herein are not necessarily indicative of the results that WEBB would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of WEBB. The unaudited condensed pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A, together with the audited financial statements and the notes thereto included in the WEBB Form 10-KSB and with WEBB' Form 10-QSB for the period ended June 30, 1999.

               WEBB INTERACTIVE SERVICES, INC. AND SUBSIDIARIES

                UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF
                                  OPERATIONS

                          FOR THE YEAR ENDED DECEMBER 31, 1998


                                                              Historical                                                 WEBB
                                                 -------------------------------------        Pro Forma               Pro Forma
                                                       WEBB                 DCI              Adjustments              Combined
                                                 -----------------    ----------------     ----------------        ----------------
Net revenues                                           $1,589,380          $  813,522          $ (243,054)   (4)        $1,606,896
Cost of revenues                                        1,291,537             387,443            (552,952)   (2)         1,221,479
                                                                                                 (186,349)   (4)
                                                                                                 (271,152)   (2)
                                                 -----------------    ----------------     ----------------        ----------------
Gross margin                                              297,843             426,079            (338,505)                 385,417
Operating expenses                                     11,053,912           1,734,746            (360,469)   (4)        12,146,389
                                                                                                 (281,800)   (2)

Amortization of intangible assets                       -                    -                  4,556,414    (1)         4,556,414
                                                 -----------------    ----------------     ----------------        ----------------
Loss from operations                                  (10,756,069)         (1,308,667)         (4,252,650)             (16,317,386)
Other income (expense), net                               139,806            (255,493)             (1,473)   (4)          (117,160)
                                                 -----------------    ----------------     ----------------        ----------------
Net loss                                              (10,616,263)         (1,564,160)         (4,254,123)             (16,434,546)

Preferred stock accretion
   and dividends                                       (5,146,109)            -                    -                    (5,146,109)
                                                 -----------------    ----------------     ----------------        ----------------

Net loss applicable to
   common stockholders                              $ (15,762,372)       $ (1,564,160)       $ (4,254,123)           $ (21,580,655)
                                                 =================    ================     ================        ================

Net loss per share, basic and diluted               $       (4.35)            $ (4.09)             -                       $ (4.73)
                                                 =================    =================    =================       =================

Weighted average shares outstanding                     3,621,585             382,418             944,763   (3)          4,566,348
                                                 =================    =================    =================       =================


     The accompanying Notes to Unaudited Condensed Combined Pro Forma Financial Statements are an integral part of these financial statements.

                WEBB INTERACTIVE SERVICES, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                       FOR THE SIX MONTHS ENDED JUNE 30, 1999


                                                              Historical                                                 WEBB
                                                 -------------------------------------        Pro Forma               Pro Forma
                                                       WEBB                 DCI              Adjustments              Combined
                                                 -----------------    ----------------     ----------------        ----------------
Net revenues                                            $ 481,216          $  537,790           $  (87,067)   (4)          $465,051
                                                                                                  (466,888)   (2)
Cost of revenues                                          541,318             269,559              (66,754)   (4)           537,347
                                                                                                  (206,776)   (2)
                                                 -----------------    ----------------     ----------------        ----------------

Gross margin                                              (60,102)            268,231             (280,425)                 (72,296)

Operating expenses                                      5,350,850             573,158              (61,201)   (4)         5,602,695
                                                                                                  (260,112)   (2)

Amortization of intangible assets                         -                     -                2,278,207    (1)         2,278,207
                                                 -----------------    ----------------     ----------------        ----------------

Loss from operations                                   (5,410,952)           (304,927)          (2,237,319)              (7,953,198)

Other income (expense), net                               (44,166)             34,244             (109,749)   (4)          (119,671)
                                                 -----------------    ----------------     ----------------        ----------------
Net loss                                             $ (5,455,118)         $ (270,683)        $ (2,347,068)           $  (8,072,869)

Preferred stock accretion
   and dividends                                       (4,391,295)                -                -                     (4,391,295)

Net loss applicable to
   common stockholders                               $ (9,846,413)         $ (270,683)        $ (2,347,068)           $ (12,464,164)
                                                 =================    ================     ================         ===============

Net loss per share, basic and diluted                     $ (1.76)            $ (0.71)             -                        $ (1.90)
                                                 =================    ================     ================         ===============


Weighted average shares outstanding                     5,608,227             380,295              944,763  (3)           6,552,990
                                                 =================    =================    =================       =================


     The accompanying Notes to Unaudited Condensed Combined Pro Forma Financial Statements are an integral part of these financial statements.

         NOTES TO UNAUDITED CONDENSED PRO FORMA FINANCIAL
         INFORMATION

         NOTE 1 - BACKGROUND

         On June 30, 1999, Durand Acquisition Corporation ("DAC"), a wholly owned subsidiary of the Company, completed a merger with DCI by exchanging 944,763 of the Company's common stock for all of the common stock of DCI valued at $9,211,439 and warrants and options to purchase 233,700 shares of common stock valued at $1,440,446. The acquisition of the assets and liabilities was recorded using the purchase method of accounting whereby the consideration paid of $13,573,674 was allocated based on the relative fair values of the assets and liabilities acquired with the excess consideration over the fair market value of tangible assets of $13,669,270 recorded as intangible assets.

Total consideration for the merger is as follows:
 Value of common stock issued                                    $ 9,211,439   (a)
 Value of warrants and options issued                              1,440,446   (b)
 Liabilities assumed                                               2,190,566   (c)
 Acquisition expenses                                                911,223
                                                              ----------------
 Total purchase price                                           $ 13,753,674
                                                              ================
The purchase price was allocated to the assets acquired based on their fair market values as follows:

 Cash and cash equivalents                                        $  23,739
 Other current assets                                                23,708
 Property and equipment, net                                         36,984
                                                              ---------------

 Total tangible assets acquired                                      84,431
 Developed technologies, goodwill and other intangibles          13,669,243
                                                              ---------------

 Total assets acquired                                         $ 13,753,674
                                                              ===============

(a) 944,763 shares issued multiplied by $9.75, the average closing price of the Webb stock the two days prior to and the two days subsequent to the announcement of the DCI transaction (March 19, 1998).

(b) 233,700 warrants and options issued valued using the Black-Scholes option pricing model using the following assumptions:


Exercise prices                                           $4.30 to $20.33
Fair market value of common stock on
       measurement date                                             $9.75
Option lives                                                 1 to 9 years
Volatility rate                                                      104%
Risk free rate of return                                             5.0%
Dividend rate                                                          0%

(c) The liabilities assumed by the Company included a $1,168,173 note payable and accrued interest from DCI to WEBB which was forgiven at the consummation of the transaction. The note receivable is considered as additional purchase price consideration.

         In connection with the merger, the Company issued a warrant to a placement agent to purchase 31,421 shares of the Company's common stock at an exercise price of $14.13. The warrant is exercisable for a period of five years. The Company recorded $348,058 in acquisition costs for the warrant, which was valued using the Black-Scholes option pricing model utilizing the following assumptions:

            Exercise price                                                     $14.13
            Fair market value of common stock on grant date                    $14.13
            Option life                                                       5 Years
            Volatility rate                                                      104%
            Risk free rate of return                                             5.0%
            Dividend rate                                                          0%

         The following table indicates the preliminary allocation of excess purchase price and expected amortization periods:

             Intangible Asset                Assigned Value       Amortization Period
     -------------------------------------------------------------------------------------
       Developed technologies                  $ 11,089,847           3 Years
       Goodwill                                   2,579,396           3 Years
                                             --------------

       Total intangible assets and goodwill    $ 13,669,243
                                             ==============

NOTE 2 - HISTORICAL

        The condensed pro forma combined statements of operations for the year ended December 31,1998 include the historical results of both WEBB and DCI for the full year. The condensed pro forma combined statements of operations for the six months ended June 30, 1999 include the results of WEBB and DCI for the six-month period ended June 30, 1999.

NOTE 3 - PRO FORMA ADJUSTMENTS

        The condensed pro forma combined statements of operations have been adjusted to reflect the following pro forma adjustments:

1. To record one year amortization of intangible assets and goodwill as follows:

For the year ended December 31, 1998-

     Statement of Operations Item             Amount                             Explanation
-----------------------------------------------------------------------------------------------------------------
Amortization of intangible assets           $4,556,414      Increase amortization expense for one year of
                                                            amortization.

For the six months ended June 30, 1999-

     Statement of Operations Item             Amount                             Explanation
-----------------------------------------------------------------------------------------------------------------
Amortization of intangible assets           $2,278,207      Increase amortization expense for six months of
                                                            amortization.

2.  Elimination of revenue, cost of sales and operating expenses for services between WEBB and DCI as follows:

For the year ended December 31, 1998-

Statement of Operations Item                  Amount                             Explanation
-----------------------------------------------------------------------------------------------------------------
Net revenues                                $  552,952      Decrease net revenues for services billed to WEBB by
                                                            DCI.
Cost of revenues                            $  271,152      Reclassify costs of product development services
                                                            provided to WEBB to product development.
Operating expenses                          $  281,800      Net effect of decreasing net revenues and elimination
                                                            of costs for product development services incurred
                                                            by WEBB.

For the six months ended June 30, 1999-

     Statement of Operations Item             Amount                             Explanation
-----------------------------------------------------------------------------------------------------------------
Net revenues                             $  466,888         Decrease net revenues for services billed to WEBB by
                                                            DCI.
Cost of revenues                         $  206,776         Reclassify costs of product development services
                                                            provided to WEBB to product development.
Operating expenses                       $  260,112         Net effect of decreasing net revenues and elimination
                                                            of costs for product development services incurred
                                                            by WEBB.

3. 944,763 shares of Webb common stock issued in accordance with the Merger Agreement (See Note 1).

4. Elimination of revenues, cost of revenues, operating expenses, and other income from CompuLearning Systems ("CLS"), a wholly owned subsidiary of DCI, as follows:

For the year ended December 31, 1998-

     Statement of Operations Item             Amount                             Explanation
-----------------------------------------------------------------------------------------------------------------
Net revenues                                $  243,054      Decrease net revenues for elimination of CLS.
Cost of revenues                            $  186,349      Decrease cost of revenues for elimination of CLS.
Operating expenses                          $  360,469      Decrease operating expenses for elimination of CLS.
Other income                                $    1,473      Decrease other income for elimination of CLS.

For the six months ended June 30, 1999-

     Statement of Operations Item             Amount                             Explanation
-----------------------------------------------------------------------------------------------------------------
Net revenues                                $   87,067      Decrease net revenues for elimination of CLS.
Cost of revenues                            $   66,754      Decrease cost of revenues for elimination of CLS.
Operating expenses                          $   61,201      Decrease operating expenses for elimination of CLS.
Other income                                $  109,749      Decrease other income for elimination of CLS.